Exhibit 99.2

Execution Version

This SECOND AMENDMENT TO EXCHANGE AGREEMENT (this “Second Amendment”), is made and entered into as of April 2, 2018, by and among NORTHERN OIL AND GAS, INC., a Minnesota corporation (the “Company”), and each of the holders party hereto (collectively, the “Noteholders” and each, a “Noteholder”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Exchange Agreement (as defined below).

RECITALS

WHEREAS, the parties hereto previously entered into the Exchange Agreement, dated as of January 31, 2018, by and among the Company and the Noteholders, as amended by the First Amendment to Exchange Agreement, dated as of March 20, 2018, by and among the Company and the Noteholders (as amended, the “Exchange Agreement”);

WHEREAS, the Company has received a subscription agreement from certain additional investors (the “Additional Investors”), in substantially the form of Exhibit A attached hereto, as amended by the First Amendment to Subscription Agreement, in substantially the form of Exhibit B attached hereto (as amended, the “Additional Subscription Agreement”), pursuant to which the Additional Investors have agreed to purchase (subject to the terms and conditions specified therein) an aggregate of $12.0 million of Common Stock;

WHEREAS, the Company and each of the Investors also entered into a First Amendment to Subscription Agreement, in substantially the form of Exhibit B attached hereto (as amended, and, together with the Additional Subscription Agreement, the “Subscription Agreements”); and

WHEREAS, the parties hereto desire to amend the Exchange Agreement pursuant to Section 9(a) of the Exchange Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and in the Exchange Agreement, the parties to this Second Amendment agree as follows:

1.                                      Amendments.

(a)                                 The sixth recital of the Exchange Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Company intends to raise at least $140.0 million in gross proceeds prior to or contemporaneously with the Closing, which shall be comprised solely of new cash contributions from (i) the sale of Common Stock pursuant to private subscription agreements from investors, including the commitments received under the Subscription Agreements, in the aggregate amount of up to $52.0 million, and (ii) the public or private sale of Common Stock in underwritten transactions or other offerings for gross proceeds of an aggregate amount of at least $88.0 million (such transactions (other than pursuant to Incentive Plan Awards), the “Equity Raise”).”

(b)                                 Section 2(a)(vi)(D) of the Exchange Agreement is hereby amended and restated in its entirety as follows:

“evidence reasonably satisfactory to the Noteholders that a minimum of $140.0 million of gross proceeds comprised solely of cash contributions has been funded pursuant to (and in accordance with) the Equity Raise (including the up to $52.0 million of Common Stock subscriptions pursuant to the Subscription Agreements).

(c)                                  Section 4(o) of the Exchange Agreement is hereby amended and restated in its entirety as follows:

“Equity Commitments. As of the effective date of the Second Amendment the Company has received commitments from the Investors and the Additional Investors to purchase an aggregate amount of $52.0 million of Common Stock pursuant to the Subscription Agreements (subject to the terms and conditions specified therein). The Subscription Agreements are in full force and effect. At or prior to Closing, the Company will receive at least $140.0 million in gross proceeds, which shall be comprised solely of new cash contributions from (i) the sale of Common Stock pursuant to private subscription agreements from investors, including the commitments received under the Subscription Agreements, in the aggregate amount of up to $52.0 million, and (ii) the public or private sale of Common Stock in underwritten transactions or other offerings for gross proceeds of an aggregate amount of at least $88.0 million.”

(d)                                 The reference in Section 5(a)(i) of the Exchange Agreement to “April 30, 2018” is hereby amended to read “May 15, 2018”.

(e)                                  Section 6(b)(i) of the Exchange Agreement is hereby amended and restated in its entirety as follows:

“Concurrently or prior to the Closing, the Company shall have raised at least $140.0 million in gross proceeds comprised solely of cash from the Equity Raise, with such receipt of funds not subject to any conditions precedent which have not otherwise been satisfied on the Closing, other than the concurrent consummation of the Exchange Transaction;”

(f)                                   The reference in Section 7(a)(i) of the Exchange Agreement to “May 31, 2018” is hereby amended to read “May 15, 2018”.

(g)                                  The definition of “Subscription Agreements” contained in the third recital of this Second Amendment shall control for all purposes of the Exchange Agreement.

2.                                      Consent to the Subscription Agreement Amendments.  Each of the Noteholders hereby consents to the entry by the Company into the amendments to the Subscription Agreements, in substantially the form of Exhibit B attached hereto.

3.                                      Effect of Amendment.  Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Exchange Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or

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agreements contained in the Exchange Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Second Amendment shall apply and be effective only with respect to the provisions of the Exchange Agreement specifically referred to herein.  After the date hereof, any reference to the Exchange Agreement shall mean the Exchange Agreement, as modified hereby.

4.                                      Governing Law.  This Second Amendment shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York.

5.                                      Miscellaneous.  The provisions of Section 9 of the Exchange Agreement shall apply to this Second Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

COMPANY:

NORTHERN OIL AND GAS, INC.

By:	/s/ Erik Romslo
Name:	Erik Romslo
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Second Amendment to Exchange Agreement]

TRT Holdings, Inc., as Noteholder

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	CEO

Cresta Investments, LLC, as Noteholder

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	CEO

Robert B. Rowling, as Noteholder

/s/ Robert B. Rowling

[Signature Page to Second Amendment to Exchange Agreement]

Exhibit A

Additional Subscription Agreement

[see attached]

Exhibit B

Form of

First Amendment to Subscription Agreement

[see attached]

First Amendment to Subscription Agreement

THIS FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT is entered into effective April 2, 2018 (this “Subscription Agreement Amendment”), between Northern Oil and Gas, Inc., a corporation organized under the laws of Minnesota (the “Company”), and TRT Holdings, Inc.

WHEREAS, the parties hereto entered into a Subscription Agreement, dated as of January 31, 2018 (as amended, the “Subscription Agreement”); and

WHEREAS, the parties hereto desire to amend the Subscription Agreement.

Now, Therefore, in consideration of the mutual agreements herein contained and in the Subscription Agreement, the parties to this Subscription Agreement Amendment agree as follows:

1.                                      The fourth recital of the Subscription Agreement is hereby amended and restated as follows:

Whereas, the Company intends to raise at least $140.0 million in gross proceeds prior to or contemporaneously with the Closing, which shall be comprised solely of new cash contributions from (i) the sale of Common Stock pursuant to private subscription agreements from investors, including the commitments received under this Subscription Agreement, in the aggregate amount of $52.0 million and (ii) the public or private sale of Common Stock in underwritten transactions or other offerings for gross proceeds of an aggregate amount of at least $88.0 million (such transactions (other than pursuant to option awards, stock appreciation right awards, restricted stock awards, stock unit awards, cash incentive awards or other stock-based awards or rights granted under the Company’s 2013 Incentive Plan (or any predecessor plan), as the same may be amended from time to time), the “Equity Raise”).

2.                                      Each reference in the Subscription Agreement to “$156.0 million in total value” is hereby amended to read “$140.0 million in gross proceeds comprised solely of cash”.

3.                                      The reference in Section 1 of the Subscription Agreement to “an amount in excess of $156.0 million” is hereby amended to read “an amount in excess of $140.0 million”.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Subscription Agreement Amendment as of the date first written above.

TRT HOLDINGS, INC.

By:
Name:
Title:

NORTHERN OIL AND GAS, INC.

By:
Name:
Title:

[Subscription Agreement Amendment Signature Page]